CONSENT OF INDEPENDENT
                  CERTIFIED PUBLIC ACCOUNTANTS



Perma-Fix Environmental Services, Inc.
Gainesville, Florida


We hereby consent to the incorporation by reference of our report dated March 16,2000, relating to the consolidated financial statements and schedule of Perma-Fix Environmental Services, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1999, into the Company's previously filed Forms S-3 and S-8 Registration Statements, File Nos. 33-85118 (S-3), 333-14513 (S-3), 333-43149 (S-3), 33-80580 (S-
8), 333-3664 (S-8), 333-17899 (S-8) and 333-25835 (S-8).


                              /s/ BDO Seidman, LLP

                              BDO Seidman, LLP

Orlando, Florida
April 11, 2000